                           Verizon New England Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                               Years Ended December 31,
                                                        -----------------------------------------------------------------------
(Dollars in Millions)                                            2001          2000          1999           1998          1997
-------------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes,
  extraordinary item and cumulative effect of change
  in accounting principle                                      $600.9       $ 915.6      $1,059.3       $1,027.7      $  898.1
Equity in loss (income) from affiliates                         138.2          33.8         (20.2)         (15.7)        (18.0)
Dividends received from equity affiliates                        28.1          21.6          27.8           21.4           8.3
Interest expense                                                163.6         173.5         144.8          153.7         138.9
Portion of rent expense representing interest                    62.4          23.9          25.4           28.0          28.3
Amortization of capitalized interest                              6.0           4.2           3.1            2.2           1.3
                                                        -----------------------------------------------------------------------
Earnings, as adjusted                                          $999.2      $1,172.6      $1,240.2       $1,217.3      $1,056.9
                                                        =======================================================================

Fixed charges:
Interest expense                                               $163.6       $ 173.5      $  144.8       $  153.7      $  138.9
Portion of rent expense representing interest                    62.4          23.9          25.4           28.0          28.3
Capitalized interest                                             29.5          18.1          13.9           13.8          13.0
                                                        -----------------------------------------------------------------------

Fixed Charges                                                  $255.5       $ 215.5      $  184.1       $  195.5      $  180.2
                                                        =======================================================================

Ratio of Earnings to Fixed Charges                               3.91          5.44          6.74           6.23          5.87
                                                        =======================================================================